                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-4 (Registration No. 333-72259)(the "Registration Statement") of our report dated February 15, 1999, except for Note 17(b) as to which the date is March 22, 1999, relating to the consolidated financial statements of MONY Life Insurance Company and Subsidiaries, which appears in such Statement of Additional Information. We also consent to the reference to our Firm under the headings "Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

New York, New York
October 12, 1999